                                                                    EXHIBIT 10.3


                           SUMMARY PLAN DESCRIPTION

                                    OF THE

               MANHATTAN ASSOCIATES MONEY PURCHASE PLAN & TRUST



                                                                      July, 1997

                                    FOREWORD

     This summary plan description explains the highlights of the new money purchase plan. We have tried to make the summary understandable, accurate and useful. If there are any conflicts, the actual provisions of the plan will control.

     All questions, applications, requests and claims are to be submitted to the Plan Administrator. Eligible employees participate in the Plan without any provision to contribute.

     Participation in this Plan provides the opportunity for you to further supplement other retirement income. Upon retirement, these benefits are paid in addition to those provided through Social Security and other personal savings. Also, they may be made available to you or your beneficiary prior to retirement under certain conditions including employment termination, death or permanent and total disability as described in this summary plan description.

                                               Manhattan Associates

                               TABLE OF CONTENTS

                                                               Page
     FOREWORD

1.   GENERAL INFORMATION........................................  1

2.   ELIGIBILITY................................................  3

3.   CONTRIBUTIONS..............................................  4

4.   ALLOCATIONS................................................  5

5.   RETIREMENT DATES AND VESTING...............................  7

6.   CALCULATION OF SERVICE..................................... 10

7.   TIMING AND METHODS OF PAYMENT.............................. 12

8.   CLAIM PROCEDURE............................................ 14

9.   INVESTMENT OF ASSETS....................................... 15

10.  MISCELLANEOUS INFORMATION.................................. 16

11.  PARTICIPANT'S RIGHTS....................................... 17

                                 SECTION NO. 1

                              GENERAL INFORMATION


THIS SECTION CONTAINS IMPORTANT WORDS AND PHRASES THAT ARE USED THROUGHOUT THE SUMMARY PLAN DESCRIPTION. IT WOULD BE HELPFUL TO MAKE NOTE OF THIS SECTION AND REFER TO IT WHEN NECESSARY.

A. The name, address and Employer Identification Number of the Sponsoring Employer (the "Employer") are:

                           Manhattan Associates, LLC
                      3101 Towercreek Parkway - Suite 300
                             Atlanta, Georgia 30339
                                      EIN:

B.   The Employer has assigned "002" as the Plan number.

C.   The Plan is a defined contribution pension plan.

D.   The Plan Year is the 12-month period starting January 1 and ending December
     31.

E.   The original effective date of the Plan is January 1, 1997.

F. The Plan is trusteed and Alan Dabbiere serves as the Trustee. The Board of Directors of the corporation appoint the Trustees.

G.   The plan administrator is Manhattan Associates, LLC.

     The Plan Administrator keeps the Plan's records, determines questions regarding eligibility for participation and benefits, interprets the Plan, communicates with participating employees and their beneficiaries, and are otherwise generally responsible for Plan operations. The Plan Administrator is also the agent for service of legal process.

     The Plan Administrator's address and telephone number are as follows:

                       Money Purchase Plan Administrator
                            Attention: Brian Benson
                           Manhattan Associates, LLC
                      3101 Towercreek Parkway - Suite 300
                            Atlanta, Georgia 30339
                                (770) 955-5533

G.   A fund, the Trust Fund has been established to receive contributions from
                 ----------
     the Employer. The Trustees administer and invest the assets of the Trust Fund for the exclusive benefit of the Plan participants and their beneficiaries.

H.   The Employee Retirement Income Security Act of 1974 ("ERISA") created the
                                                           -----
     Pension Benefit Guaranty Corporation ("PBGC") to insure defined benefit
                                            ----
     pension plans. Since this is a defined contribution pension plan, its benefits are not insured by the PBGC.
                  ---

                                 SECTION NO. 2

                                  ELIGIBILITY


You will enter the Plan on the January 1 or July 1 following your completion of 1 year of Credited Service and attainment of age 21. However, you cannot enter the Plan while you are on a leave of absence.

Profit Sharing Contribution and Matching Contribution Features

You will enter the Plan for eligibility for profit sharing and matching contributions on the first day of the month following your completion of a Year of Credited Service and attainment of age 21. However, you cannot enter the Plan while you are on a leave of absence.

To have a Year of Credited Service, you need 1,000 Employment Hours either in a Plan Year or an Employment Year. An Employment Year begins on your employment commencement date and ends 12 months later. If you do not meet the hourly
                      --------------------
requirement in your first Employment Year a Year of Credited Service is then measured on a Plan Year basis.

     Example:

     If you were hired March 29, 1997, your first Employment Year would end March 28, 1998. If you had sufficient hours in that 12 month period (at least 1,000), you would enter the plan on April 1, 1998. If you did not complete at least 1,000 Employment Hours by March 28,1998 the annual period over which the hourly requirement would be measured is the Plan Year.

You cannot participate in this Plan while (1) you are subject to a collective bargaining agreement where there is evidence of good faith bargaining for retirement benefits and the agreement does not call for Plan participation, or
(2) you are a non-resident alien with no U.S. source income.

If you were not participating in the Plan because of the reasons described in the preceding paragraph and your status changes so that you are eligible, you will become a Participant immediately if you have already satisfied the eligibility and entry date rules described above or when you satisfy those rules.

                                 SECTION NO. 3

                                 CONTRIBUTIONS


A.   PENSION CONTRIBUTIONS BY THE EMPLOYER

     The contribution to be made by the Employer for each Plan Year is the sum of (1) and (2):

     1) If you are credited with at least 1,000 Employment Hours during the Plan Year and employed on the last day of the Plan Year, 8% of your Compensation.

     2) If you are employed by the Employer the last day of the Plan Year and are credited with fewer than 1,000 Employment Hours during the Plan Year, 3% of your Compensation.

     The amount actually contributed to the Plan is the amount determined under the formula, reduced by Forfeitures. Total extent Forfeitures are not otherwise used to pay administrative expenses.

     A Forfeiture is that portion of a Participant's account which is lost upon termination of employment due to his/her failure to have sufficient Years of Credited Service to be 100% vested in his/her account.

     Compensation means your total cash earnings for the Plan Year excluding commissions and amounts earned prior to plan entry, but no more than $160,000 (as shall be adjusted by the Secretary of Treasury).

B.   ROLLOVER CONTRIBUTIONS

     A Rollover Contribution is a distribution paid to you from another qualified pension or profit-sharing plan which government rules allow to be transferred to this Plan. If you wish to make a rollover, you should see the Plan Administrator for details.

     At all times, you will be 100% vested in your Rollover Account which represents the value of your Rollover Contributions and earnings thereon.

                                 SECTION NO. 4

                                  ALLOCATIONS


A.   ALLOCATION OF EMPLOYER PENSION CONTRIBUTIONS

     1) Participants who are credited with at least 1,000 Employment Hours during the Plan Year employed on the last day of the Plan Year: 8% of Compensation, reduced by any amount which would cause excess annual additions, shall be credited to such participants' account.

     2) Participants who are employed on the last day of the Plan Year and who are credited with fewer than 1,000 Employment Hours: 3% of Compensation shall be credited to such participants' account.

B.   YOUR ACCOUNT UNDER THE PLAN

     1.   Your Pension Account, as invested in the Trust Fund, will be valued
                                                   ----------
     annually as of December 31. Periodically, you will receive a statement of your account. Upon each valuation, your account will be adjusted to reflect a proportionate share of the Trust Fund net earnings (or losses), adjusted for contributions and withdrawals made during the preceding year. Contributions are credited at Plan Year end (December 31), and are treated as received after that valuation. Your Pension Account will consist of amounts contributed by the Employer and earnings thereon.

     The benefits of terminated plan participants that come from the Trust Fund will be based on the valuation which immediately precedes the date of distribution.

     2. Your Rollover Account will consist of amounts you rollover to this plan and the earnings thereon. Such account shall be valued in the same manner as your Pension Account.

C.   LIMIT ON ANNUAL ADDITIONS

     Government rules set a limit on the amount of the annual addition which may be credited to your account under the Plan. The amount of annual additions credited to your account in any Plan Year cannot exceed the smaller of (1) 25% of your total Cash Wages for that year, or (2) $30,000. For this purpose, Cash Wages means your salary or wages from the employer minus salary deferrals you make under the company's 401 (k) plan. The $30,000 limitation may, in the future, be raised annually by the Secretary of Treasury in accordance with cost-of-living increases.

     The annual addition to your account is equal to the sum of:

     1.   Your share of the Employer contributions;

     2.   Your salary deferrals under the company's 401 (k) plan; and

     3.   Your share of Forfeitures.

     Further, the annual additions limit applies to all defined contribution plans maintained by the Employer and any other employers which can be considered as commonly owned under Internal Revenue Service rules.

     The annual addition limitation does not include Plan earnings.

                                 SECTION NO. 5

                          RETIREMENT DATES & VESTING


A.   NORMAL RETIREMENT

     Your Normal Retirement Date is your 65th birthday.

B.   POSTPONED RETIREMENT

     You may postpone retirement beyond your Normal Retirement Date and continue to participate in the Plan. Payment of benefits will be made following your actual retirement from the Employer.

C.   DISABILITY RETIREMENT

     If your employment is terminated from the Employer due to Permanent and Total Disability, you will be fully vested in the value of your account.

     "Permanent and Total Disability" means the complete inability to perform satisfactorily for the Employer because of a physical or mental disorder any duty for which you are reasonably fitted on the basis of education, training or experience. The determination of this condition may be made by any doctor acceptable to the Plan Administrator.

D.   DEATH BENEFITS

     If you die while employed, the value of your account will be your death benefit. Should death occur after employment ends, but before distribution of benefits begin, the death benefit will be the value of your vested account (see Item F below).

     The choice of beneficiary to receive your death benefit belongs to you. However, if you are married and choose anyone other than your spouse or your spouse is not named as beneficiary to 100% of your death benefit, your spouse must consent in writing to your beneficiary designation.

     1.   Married Participants
          --------------------

     Unless, with the consent of your spouse, you had elected otherwise, upon your death your surviving spouse will receive a lifetime benefit called a "Qualified Preretirement Survivor Annuity" (annuity for your spouse's life that can be provided with the value of your death benefit).

     If, with the consent of your spouse, you elected another form of payment
         -------------------------------
     and/or choose another beneficiary, those instructions normally will be followed, subject to requirements explained herein. If you are younger than age 35 when you waive the Qualified

     Preretirement Survivor Annuity, the waiver becomes involved as of the beginning of the Plan Year in which your 35th birthday occurs. To reinstate the waiver, a new election must be completed and your spouse must consent. If a new election is not completed, your spouse will receive a Qualified Preretirement Survivor Annuity upon your death.

     In all circumstances, the Qualified Preretirement Survivor Annuity is not required when the value of your death benefit is less than $3,500 at the death benefit payment date.

     2.   Unmarried Participants
          ----------------------

          Upon your death, your beneficiary will receive the value of your death benefit.

E.   EMPLOYMENT TERMINATION BENEFITS

     You will be fully vested in the value of your Pension Account balance upon completion of 7 Years of Credited Service, upon reaching your Normal Retirement Date, your death or your Permanent and Total Disability. Otherwise, upon your employment termination, a portion of your account balance will be forfeited. Your vested percentage as of your termination date is determined from the applicable table which follows:

                                  SCHEDULE A

     This schedule applies to Participants who entered the plan prior to July 1, 1997

     NUMBER OF YEARS OF                  VESTED
     CREDITED SERVICE                    PERCENTAGE
     ----------------                    ----------

     Less than 3 years                     0%
     3 years but less than 4 years         20%
     4 years but less than 5 years         40%
     5 years or more                       100%

                                  SCHEDULE B

     This schedule applies to Participants who enter the plan on and after July 1, 1997

     NUMBER OF YEARS OF                  VESTED
     CREDITED SERVICE                    PERCENTAGE
     ----------------                    ----------

     Less than 3 years                     0%
     3 years but less than 4 years         20%
     4 years but less than 5 years         40%
     5 years but less than 6 years         60%
     6 years but less than 7 years         80%
     7 years or more                       100%

     Your Pension Account is fully vested, however, at plan termination and at partial plan termination (but only if you are involved in that partial plan termination).

                                 SECTION NO. 6

                            CALCULATION OF SERVICE


A.   YEAR OF CREDITED SERVICE

     A Year of Credited Service refers to each Plan Year during which you are credited with at least 1,000 Employment Hours.

B.   EMPLOYMENT HOUR

     You will receive credit for each Employment Hour, an hour for which you are paid, either directly or indirectly, whether or not you performed any work. For example, compensated sick leave, paid vacation time and paid disability leave are eligible for credit. However, the maximum credit for any such continuous period where no work is performed is 501 hours.

     Your number of Employment Hours will be determined from payroll and other records. Where hourly employment records are not available, credit for 45 Employment Hours will be given for each week in which you worked at least one hour. The maximum credit for periods of absence will be the number of hours of work normally expected to be worked for a like period.

C.   BREAK IN SERVICE

     Plan participation terminates upon a Break in Service. A Break in Service occurs during a Plan Year in which you are credited with fewer than 501
                                                              --------------
     Employment Hours. It is important to realize that a termination of Plan participation due to a Break in Service is not necessarily the same as a termination of employment. For the short Plan Year which ran from July 1, 1989 to December 31, 1989, the hourly requirement was determined based upon the 1989 calendar year.

D.   REINSTATEMENT

     If you incur a Break in Service and later are credited with at least 501 Employment Hours in a Plan Year, you will then be reinstated as a plan participant. If you are reinstated before incurring 5 consecutive 1 year Breaks in Service, any amounts otherwise forfeited by you during that period will be restored to your account if you repay the amount paid to you before the fifth anniversary of your date of reemployment. For example, if you have a Break in Service in 1998 and 1999, and then work at least 501 hours in 2000, you will be reinstated in the Plan during 2000. You will then be credited for all prior Years of Credited Service, and any Forfeitures will be restored to your account, provided you make repayment.

E.   LEAVE OF ABSENCE


     A leave of absence is not considered as part of a Break in Service if employment resumes on or before the expiration of the authorized period under either of the following circumstances:

          (1)  Non-Military Leave - authorized absence from employment granted
               ------------------
     for a period not to exceed two (2) years under an established leave policy.

          (2)  Military Leave - absences from employment for duty in the
               --------------
     military (including Reserves or National Guard) where the law protects employment rights.

     You will be eligible for a special hourly credit if you are absent from work because of pregnancy, childbirth, adoption or childcare immediately following birth or adoption. Sufficient hours will be credited so that a Break in Service does not occur. If this absence spans two Plan Years and you have at least 501 hours in the first Plan Year without the special hourly credit, then you will be given credit for enough hours in the second Plan Year to avoid a Break in Service for that year. To receive credit for maternity or paternity leave in either Plan Year, you must be absent from work for one of the permitted reasons. The special hourly credit only counts to avoid a Break in Service. It cannot be used to give you a Year of Credited Service if you do not have 1,000 Employment Hours in a Plan Year.

     Unless you have sufficient Employment Hours to avoid a Break in Service, failure to return from a leave of absence will result in a termination of plan participation. Benefits will then be calculated as if you had left employment when the leave began. Upon your return from military leave, benefits will be determined as required by law.

                                 SECTION NO. 7

                         TIMING AND METHODS OF PAYMENT

A.   TIMING OF PAYMENT

     Your vested account value will be available for distribution after you terminate employment. If your benefit is $3,500 or more, payment may be made prior to your Normal Retirement Date only if you and your spouse consent.

     Unless you request a deferral of distribution, distribution must be made no later than 60 days after the close of the Plan Year in which occurs the later of:

     a.   your employment termination date, or

     b.   your Normal Retirement Date.

     In no event, however, may your distribution be made later than the April 1st of the calendar year following the year in which you reach age 70-1/2 or terminate employment, whichever is later.

     In the event of a Participant's death, distribution of the Participant's Account balances shall be made to his/her Beneficiary within 5 years of the Participant's death. However, the 5 year rule requirement shall not apply in the following circumstances:

     1.   Distributions to beneficiaries other than a surviving spouse -
          ------------------------------------------------------------
     Distributions may be delayed when benefits are paid to the beneficiary
     (ies) over the life of such beneficiary (ies) and distributions begin not later than one year after the Participant's date of death.

     2.   Distributions to the Participant's surviving spouse - Distributions
          ---------------------------------------------------
     may be delayed until the later of (i) the December 31st following the date on which the Participant would have attained age 70-1/2 or (ii) the December 31st of the calendar year in which the Participant died.

B.   NORMAL FORMS OF BENEFIT PAYMENTS

     1.   For Married Participants - If you are married, the normal form of
          ------------------------
     payment is the Qualified Joint and Survivor Annuity. This annuity is payable for your lifetime with a 50% survivorship benefit continuing for the life of your surviving spouse. Your benefits will be paid in this form unless, with your spouse's consent, you elect an optional form permitted by the Plan (see C. below).

     The consent of your spouse to a form of payment other than a Qualified Joint and Survivor Annuity must be in writing, and witnessed by a notary public.

     The election period to waive the Qualified Joint and Survivor Annuity begins 90 days days before the starting date of that annuity. This election may be revoked or reinstated at any time before payment of your benefit.

     If you and your spouse waive the Qualified Joint and Survivor Annuity, survivor benefits, if any, depend upon the optional form of payment you choose as described in Item C. below.

     2.   For Unmarried Participants - If you are unmarried, the normal form of
          --------------------------
     distribution is a life annuity (payable for your lifetime only). Your benefits will be paid in this form, unless you elect an optional form of distribution permitted by the Plan (see C. below).

C.   OPTIONAL FORMS OF PAYMENT

     At your request and, if married, with your spouse's consent, payment will be made in one of the following optional forms:

     (1)  Lump Sum - This is a full cash settlement of your benefit entitlement.
          --------
          After payment is made to you, you have no further claim for a benefit.

     (2)  An annuity for your life - This form pays you equal monthly
          ------------------------
          installments for the duration of your life only.

     (3)  An annuity for your life with a certain period - This form pays you a
          ----------------------------------------------
          benefit for your life, with the added provision, in the event of your death within a certain period after benefit payments begin (for example, 10 years), for the balance of the payments that would have been distributed during that period to go to your beneficiary. The "period certain" must be designated before benefits begin.

     (4)  Installment payments - Under this form, there are no lifetime
          --------------------
          payments. Benefits are distributed over a specified period of time. The "specified period" (installment period) must be designated before benefits begin.

     If you have attained age 70-1/2, you may elect to receive only the required minimum distribution determined in accordance with Internal Revenue Code
     Section 401 (a) (9). If there is a balance in the plan as of the date of your death, your beneficiary shall receive the balance remaining in the form of a lump sum.

     Direct Rollover Option - If you elect to receive a lump sum settlement or
     ----------------------
     installment payments over a period of less than 10 years. You have the option to direct the plan administrator to make payment of all or a portion of your benefit directly to your Individual Retirement Account (IRA) or another employer's plan. However, distribution amounts of $200 or less are not eligible for direct rollover.

     Election of an optional form of payment must be submitted on a form supplied by the Plan Administrator before benefit payment begins.

                                 SECTION NO. 8

                               CLAIMS PROCEDURE


The Plan Administrator will make all determinations and decisions as to the right of any person to a benefit under the Plan. A written claim can be filed with the Plan Administrator by any person entitled to benefits or the authorized representative of that person.

If a claim is denied (either wholly or partially), notice will be to the claimant in writing by the Plan Administrator. The notice will:

     (1)  state the reason or reasons for the denial;

     (2)  tell which Plan provisions are the basis for the denial;

     (3) if applicable, describe any additional material or information necessary to reverse the denial and explain the need for such material or information; and

     (4) indicate the steps to be taken if the person making the claim wishes to submit the denial for review.

The notice of denial will be given to the person making the claim not more than 90 days after receipt by the Plan Administrator. Within 120 days after receiving a denial, the person making the claim or the authorized representative of that person may request a review. The request must be in writing. It may ask for an opportunity to review documents related to the denial and may state issues and comments indicating the reason the denial is being challenged.

The review decision will be made no later than 60 days after receipt of the review request, unless special circumstances require more time. In this event, a decision will be made as soon as possible thereafter, but not more than 120 days after receipt of the review request. The claimant, or the claimant's representative will be given written notice that additional time is required.

The review decision will clearly state to the claimant the basis for the decision including the appropriate Plan provisions.

                                 SECTION NO. 9

                           INVESTMENT OF PLAN ASSETS


GENERAL

You have the opportunity to direct the investment of your accounts under the Plan. The trustees shall select suitable investment vehicles into which you may direct your accounts. You may change your investments at any time in accordance with procedures established by the Plan Administrator.

                                SECTION NO. 10

                           MISCELLANEOUS INFORMATION


A.   AMENDMENT OR TERMINATION OF THE PLAN

     The Employer intends that this Plan be permanent, but reserves the right, at any time, to amend or modify it. No amendment or modification of the Plan will deprive you of the benefit which you earned before the amendment or termination.

     If the Plan is terminated, you will have a right to benefits equal to the value of your account. There must be a valuation as of the termination date. Thereafter, the valuation will be as often as the Plan Administrator considers appropriate, but at least annually.

B.   NON-TRANSFER OF BENEFITS

     To the extent permitted by applicable law, the Plan protects your unpaid benefits from the reach of creditors and does not allow transfer or assignment of benefits. A "Qualified Domestic Relations Order" will not be considered a transfer or assignment of benefits.

     A "Qualified Domestic Relations Order" is a court approved judgment or decree that:

          (1) provides for child support, alimony or marital property rights to your spouse, former spouse, child or other dependent;

          (2) is made under a state domestic relations law, including community property law;

          (3) creates or recognizes the right of an "alternate payee" (your spouse, former spouse, child or other dependent) to receive all or a portion of your benefits;

          (4)  does not change the amount or form of plan benefits.

     A "Qualified Domestic Relations Order" may require that benefits be paid to an alternate payee at a time when benefits are not otherwise available to you. For example, within 10 years of normal retirement age, even though you have yet to retire.

     If the Plan Administrator receives a domestic relations order, you and your alternate payee must be promptly notified in writing of its receipt and the Plan's procedures for determining its qualification. Within 18 months thereafter, the Plan Administrator must determine if the order is qualified and notify both you and your alternate payee accordingly. If the order is in dispute, then the Plan Administrator may segregate the amount in dispute, provided the benefits are in pay status for a period not in
                 --------
     excess of 18 months.

                                SECTION NO. 11

                              PARTICIPANT' RIGHTS

As a Plan participant, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:

(1) Examine, without charge, at the Plan Administrator's office, all Plan documents and copies of all documents filed by the Plan Administrator with the U.S. Department of Labor, such as annual reports and Plan descriptions.

(2) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

(3)  Receive a summary of the Plan's annual financial report.

(4) Once a year, request in writing, a statement showing account value and the portion of such value which is nonforfeitable. Where your total account is forfeitable, the statement is to show the earliest date on which you could have a nonforfeitable benefit if you continue your present work schedule. This statement will be provided free of charge.

In addition to creating rights for plan participants, ERISA imposes duties upon the persons who are responsible for the operation of the Plan. The people who operate your Plan are called "fiduciaries" of the Plan and have a duty to act prudently and in the interest of you and other Plan participants and beneficiaries.

No one, including your Employer, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit from this plan or exercising your rights under ERISA.

If your claim for a benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim.

Under ERISA there are steps you can take to enforce the above rights. For instance:

(1) If you request materials from the Plan and do not receive them within 30 days, you may file suit in a Federal Court. In such a case, the Court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the material, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

(2) If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a State or Federal Court.

(3) If it should happen that the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or may file suit in a Federal Court. The Court will decide who should pay the Court costs and legal fees. If you are successful, the Court may order the persons you have sued to pay these costs and fees. If you lose, the Court may order you to pay these costs and fees (for example, if it finds your claim is frivolous).

If you have any questions about your Plan, you should contact the Plan Administrator.

If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.